UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2007

Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22494	880304799

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S, Las Vegas, Nevada	89169

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 567-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 15, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Ameristar Casinos, Inc. (“ACI”) granted non-qualified stock options (“Options”) and performance share units (“PSUs”) under ACI’s Amended and Restated 1999 Stock Incentive Plan (the “Plan”) to each of ACI’s executive officers in the respective amounts set forth below. These grants were made as part of ACI’s annual equity compensation program for management-level employees.

	No. of	Target No. of
Name and Principal Position	Options Granted	PSUs Granted

John M. Boushy	36,160	36,160
Chief Executive Officer and President

Ray H. Neilsen	9,570	9,570
Co-Chairman of the Board and Senior Vice President

Gordon R. Kanofsky	21,710	21,710
Co-Chairman of the Board and Executive Vice President

Thomas M. Steinbauer	10,910	10,910
Senior Vice President and Chief Financial Officer

Peter C. Walsh	12,840	12,840
Senior Vice President and General Counsel
The Options were granted pursuant to ACI’s standard form of Non-Qualified Stock Option Agreement at an exercise price of $28.11 per share, the Fair Market Value (as defined in the Plan) of ACI’s common stock on the date of grant. The Options are exercisable in equal annual installments over four years, commencing December 14, 2008, and expire 10 years from the date of grant. As provided in the Plan, in the event of a Change in Control or a Corporate Transaction (as defined in the Plan), all outstanding Options that are not otherwise fully exercisable will automatically accelerate and become fully exercisable.
The PSUs were granted pursuant to a Performance Share Unit Agreement with each recipient that governs the terms of the PSUs. The grants are subject to stockholder approval at ACI’s next meeting of stockholders. Each recipient has the opportunity to earn between zero and 200% of the target number of PSUs granted, based on the extent to which the performance objectives established by the Committee are satisfied for the two-year period ending December 31, 2009. The performance objectives are based on ACI’s cumulative consolidated adjusted earnings per share for such period (weighted two-thirds) and ACI’s company-wide overall guest satisfaction scores for such period (weighted one-third). The number of PSUs that are earned, if any, will vest as to 50% of the earned PSUs on February 8, 2010 and as to 25% of the earned PSUs on each of December 31, 2010 and December 30, 2011, provided that the recipient remains employed by ACI or one of its subsidiaries on each such respective date. PSUs will be settled by delivery to the recipient, within 30 days after each vesting date, of one share of ACI’s common stock for each PSU being settled on such date, subject to the recipient’s satisfaction of applicable tax withholding liability. Recipients will not be entitled to receive dividends or dividend equivalents with respect to their PSUs prior to the delivery of shares in settlement of the PSUs. In the event of a Change in Control or a Corporate Transaction, those PSUs that have not otherwise vested will automatically accelerate and become vested. If the Change in Control or Corporate Transaction occurs before the number of PSUs earned has been determined, the number of PSUs that will accelerate is the target number; otherwise, the number of PSUs that will accelerate is the number earned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.
December 18, 2007	By:	/s/ Peter C. Walsh
		Name:	Peter C. Walsh
		Title:	Senior Vice President and General Counsel